SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2002

DISC, Inc.

(Exact name of registrant as specified in its charter)

California	1-11578	77-0129625

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

372 Turquoise Street, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 934-7000

N/A

(Former name or former address, if changed since last report.)

Item 6. Resignation of Director
SIGNATURES

Item 6. Resignation of Director

     On September 17, 2002, J. Richard Ellis resigned from his posts of Chairman and member of the Board of Directors of DISC, Inc. (the “Company”) to pursue other interests. On September 17, 2002, the Company’s Board of Directors appointed Robert W. Riland III, President and CEO of the Company, as Mr. Ellis’ successor on the Board of Directors, and also appointed him Chairman.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, DISC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISC, INC
Dated: September 18, 2002

	By:	/s/ Robert W. Riland, III

Robert W. Riland, III President and Chief Executive Officer